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                                                                     EXHIBIT 21



                                 SUBSIDIARY LIST



         Kaneb Pipe Line Partners, L.P.

         Kaneb Pipe Line Operating Partnership, L.P.

                  Support Terminal Operating Partnership, L.P.
                           ST Services Ltd
                           ST Eastham Ltd.
                           ST Linden Terminal, LLC

                  Support Terminal Services, Inc.
                           StanTrans, Inc.
                                    StanTrans Holding, Inc.
                                            StanTrans Partners, L.P.